ULTRAMAR DIAMOND SHAMROCK CORPORATION

                              SENIOR NOTES

                         Underwriting Agreement

                              October 8, 1997

To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

          ULTRAMAR DIAMOND SHAMROCK CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in
Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in such Schedule (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement and post-effective amendment (File numbers 33-82662 and 333-28737) on Form S-3, relating to certain debt securities (the "Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statements as amended to the date of this Agreement are hereinafter referred to collectively as the "Registration Statement" and the related prospectus covering the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The
Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

          The Company hereby agrees with the Underwriters as follows:

          1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in
Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

          2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Designated Securities are referred to herein as the "Closing Date".

          Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the "Global Notes") representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. ("JP Morgan") at 60 Wall Street, New York, New York 10260-0060 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

          4. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, copying and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Global Notes for the Securities to the Underwriters,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any term sheets and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustees in connection with the Indenture, and (viii) any fees payable in connection with the rating of the Securities; provided, however that, except as provided in this Section and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7(i) or Section 9 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          5. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Date referred to in Section 3 hereof, and agrees with each underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939 and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, the Prospectus and any amendments or supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through J.P. Morgan expressly for use in the Registration Statement or Prospectus or (B) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 (the "Form T-1") under the Trust Indenture Act of a trustee.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (iii) Independent Accountants. The accountants who certified the financial statements and any supporting Schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act.

         (iv) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as otherwise described therein.
The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information of the Company required to be stated therein. Except as otherwise described therein, the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a
"Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the outstanding common stock of the Company and regular dividends on the outstanding preferred stock of the Company in amounts per share that are consistent with the terms of such preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

        (vii)  Good Standing of Subsidiaries.     Each subsidiary of the
Company which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the 1933 Act (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit
21 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, filed with the Commission under Section 13 of the Exchange Act, (B) certain other subsidiaries of the Company which were excluded from such Exhibit 21 pursuant to Regulation S-K, rule 601 because they would not, in the aggregate, have constituted a "Significant Subsidiary" under Regulation S-X, (C) Ultramar Inc. (Nevada) and
(D) the subsidiaries listed in Exhibit III hereto, each of which is a Subsidiary for the purposes hereof.

       (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (ix) Authorization of the Securities and the Indenture. The Indenture has been duly authorized, duly executed and delivered by the Company. The Indenture has been duly executed and delivered by the Trustee, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions"). The Indenture has been duly qualified under the Trust Indenture Act. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the applicable Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

          (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the agreements, instruments, documents, and certificates to be executed and delivered in connection with the issuance and purchase of the Securities (collectively, the "Transaction
Documents") by the Company and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any material violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations; provided, however, that the parties hereto acknowledge that the terms of the bridge loan described in the "Use of Proceeds" section of the Prospectus require that a portion of the proceeds of the sale of Securities hereunder be used to repay amounts outstanding in connection with such loan. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its Subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

         (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

        (xii) Absence of Proceedings. There is not any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or the consummation of the transactions contemplated in the Transaction Documents and the Securities and the Indenture or the performance by the Company of its obligations hereunder and thereunder.

       (xiii) Exhibits. There are no contracts or documents which are of a character required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

        (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated under this Agreement, or the due execution, delivery or performance of any Indenture except such as have been already obtained or as may be required under the Securities Act, the Exchange Act or state securities laws.

         (xv) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        (xvi) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement and the Prospectus or
(B) do not, singly or in the aggregate, materially affect the value of such property, do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries and do not, singly or in the aggregate have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, except where the failure of such leases or subleases to be in full force and effect would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which could reasonably be expected to result in a Material Adverse Effect.

       (xvii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      (xviii) Officers' Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

          6. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 6(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

          (b) Filing of Amendments. During the period when the Underwriters are required to deliver a prospectus with respect to the Securities, the Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to JP Morgan and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request and without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Exchange Act and the Trust Indenture Act with respect to the offer of the Securities so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission, subject to Section 6(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (g) Use of Proceeds. The Company will use or cause to be used the net proceeds received by and from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (h) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

          7. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 5 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for the Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Curtis V. Anastasio, Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

          (c) Opinion of Counsel for the Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus except as stated therein, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company or of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in
Section 5 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) to the knowledge of such officer, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (e) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and Arthur Andersen LLP, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus in a form acceptable to the Representatives.

          (f) Bring-down Comfort Letter. As of the Closing Date, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (g) Maintenance of Rating. At the Closing Date, the Securities shall be rated at least "Baa2" by Moody's Investors Service Inc. ("Moody's") and "BBB" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"); and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or the Company's debt securities by Moody's or S&P and neither of such organizations shall have publicly announced that it has under surveillance or review, its rating of the Securities or any of the Company's debt securities.

          (h) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that Sections 5, 8 and 9 shall survive any such termination and remain in full force and effect.

          8. The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A
Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(iii) below) any such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including, subject to this section, the fees and disbursements of counsel chosen by JP Morgan), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through JP Morgan expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          Each Underwriter severally agrees to indemnify and hold harmless the Company, directors of the Company, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls any of the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (i) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through JP Morgan expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus
(or any amendment or supplement thereto).

          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(i) above, counsel to the indemnified parties shall be selected by JP Morgan and approved by the Company, such approval not to be unreasonably withheld, and, in the case of parties indemnified pursuant to Section 8(i) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless the named parties in such action or separate but similar or related actions include both the indemnifying and indemnified parties and legal defenses available to the indemnified party create a conflict of interest with the indemnifying party, in which case the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees and expenses of such separate counsel, provided that the indemnifying party shall not be responsible for the fees and expenses of more than one such separate counsel (in addition to any local counsel) for all indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel and shall have provided to the indemnifying party all information and documentation reasonably requested by the indemnifying party regarding such fees and expenses (collectively, a "Completed Request"), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid Completed Request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such Completed Request prior to the date of such settlement.

          If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section
15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

          9. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United
States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the New York
Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York State authorities.

          If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

          If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

     (b) if the number of Defaulted Securities exceeds 10% of the aggregate number of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

          10. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 60 Wall Street, New York, New York, 10260-0060; and notice to the Company shall be directed to it at 9830 Colonnade Boulevard, San Antonio, Texas 78230, attention of the Vice President, General Counsel, and Secretary.

          11. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          12. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          13. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              ULTRAMAR DIAMOND SHAMROCK CORPORATION


                              By:  /s/     Jean Gaulin
                                   Name:   Jean Gaulin
                                   Title:  Vice President, President,
                                           and Chief Operating Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:  /s/  Thomas Hagerstrom
     Authorized Signatory
     Thomas Hagerstrom, Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.


                                                         SCHEDULE I

Representatives:           J.P. Morgan Securities Inc.

Underwriting Agreement
dated:                     October 8, 1997

Registration Statement
Nos.:                      33-82662 and 333-28737

Title of Securities:       7.20% Senior Notes due 2017
                           6.75% Senior Notes due 2037
                           7.45% Senior Notes due 2097

Aggregate principal
amount:                    $400,000,000
                           $200,000,000 2017 Notes
                           $100,000,000 2037 Notes
                           $100,000,000 2097 Notes

Price to Public:           2017 Notes: 99.979% of the principal amount of
                           the Securities, plus accrued interest, if any, from October 14, 1997.

                           2037 Notes: 99.521% of the principal
                           amount of the Securities, plus accrued
                           interest, if any, from October 14, 1997.

                           2097 Notes: 99.838% of the principal
                           amount of the Securities, plus accrued
                           interest, if any, from October 14, 1997.

Indenture:                 Indenture dated as of March 15, 1995 between
                           the Company and the Bank of New York as
                           Trustee, as supplemented by the First
                           Supplemental Indenture dated as of October 14,
                           1997 between the Company and the Bank of New
                           York as Trustee.

Maturity:                  October 15, 2017
                           October 15, 2037
                           October 15, 2097

Interest Rate:             2017 Notes: 7.20%
                           2037 Notes: 6.75%
                           2097 Notes: 7.45%

Interest Payment Dates:    April 15 and October 15, beginning
                           with April 15, 1998

Optional Redemption
Provisions:                The 2017 Notes and the 2097 Notes may be
                           redeemed at anytime at the option of the Company, in whole or in part, at a redemp tion price equal to the greater of (i)
                           100% of their principal amount and (ii)
                           the sum of the present values of the
                           remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the Treasury Yield
                           (as defined in the Prospectus) plus 20
                           basis points, together with accrued
                           interest, if any, to the date of redemp
                           tion.

                           Each holder of the 2037 Notes has the
                           right to require the Company to redeem
                           such holder's 2037 Notes, in whole or in part, on October 15, 2009, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest. Thereafter, the 2037 Notes shall be redeemable at any time at the option of the Company in the same manner as the 2017 Notes and the 2097 Notes.

Sinking Fund Provisions:   None

Closing Date and
Time of Delivery:          9:00 a.m., October 14, 1997

Closing Location:          Skadden, Arps, Slate, Meagher and
                           Flom, LLP, 919 Third Avenue, New York
                           New York 10024

Address for Notices
to Underwriters:           JP Morgan, 60 Wall Street, New York,
                           New York 10260-0060


                                                       SCHEDULE II

                                                       Principal Amount
                                                       of Securities
                                                       To Be Purchased

Underwriter

J. P. Morgan Securities Inc. . . . . . . . . . . . . . . $100,000,000
Chase Securities Inc.. . . . . . . . . . . . . . . . . . $100,000,000
Lehman Brothers. . . . . . . . . . . . . . . . . . . . . $100,000,000
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated . . . . . . . . . . . . . . . . . $100,000,000


               Total . . . . . . . . . . . . . . . . . . $400,000,000


                                                    SCHEDULE III

     Subsidiary                         State of Incorporation

3007152 NOVA SCOTIA COMPANY                  Nova Scotia
3070336 CANADA INC.                          Canada
585043 ONTARIO LIMITED                       Ontario
ARKANSAS CENTRAL, INC.                       Arkansas
ARKANSAS LR, INC.                            Arkansas
ARKANSAS NE, INC.                            Arkansas
ARKANSAS NW, INC.                            Arkansas
ARKANSAS SE, INC.                            Arkansas
ARKANSAS SW, INC.                            Arkansas
BARINCO INSURANCE LTD.                       Barbados
BIOREMETEC INC.                              Canada
CANADIAN MARINE RESPONSE MANAGEMENT          Canada
     CORPORATION LTD.
CANADIAN ULTRAMAR COMPANY                    Canada
COLORADO REFINING COMPANY                    Colorado
CUSH-PO, INC.                                Oklahoma
DIAMOND SHAMROCK BOLIVIANA, LTD.             California
EASTERN CANADA RESPONSE CORPORATION LTD.     Canada
GEO WILLIAMSON FUELS LTD                     Ontario
HANOVER PETROLEUM CORPORATION                Delaware
LAURELGLEN HOLDINGS, INC.                    Delaware
LES CARBURANTS ULTRA-GNV ENR.                Quebec
LES PETROLES D. KIROUAC INC.                 Quebec
METRO OIL CO.                                Michigan
NAVAJO SALES COMPANY, INC.                   Arizona
OCEANIC TANKERS AGENCY LIMITED               Quebec
SALLANS FUELS LIMITED                        Ontario
SKIPPER BEVERAGE COMPANY, INC.               Texas
SUNSHINE BEVERAGE CO.                        Texas
TOTAL ENGINEERING & RESEARCH COMPANY         Colorado
TOTAL PETROLEUM (NORTH AMERICA) LTD.         Canada
TOTAL PETROLEUM, INC.                        Michigan
TOTAL PIPELINE CORPORATION                   Michigan
UDS CAPITAL I                                Delaware
UDS CAPITAL II                               Delaware
UDS CORPORATION                              Delaware
UDS FUNDING I, L.P.                          Delaware
UDS FUNDING II, L.P.                         Delaware
ULTRAMAR ACCEPTANCE INC.                     Ontario
ULTRAMAR ENERGY INC.                         Delaware